                                 AMENDMENT NO. 4
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

     The Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M ADVISORS, INC., a Delaware corporation, and AIM Counselor Series Trust, a Delaware business trust, is hereby amended as follows:

     WHEREAS, the parties desire to amend the Agreement to add a new portfolio, AIM Floating Rate Fund;

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A

                                 FEE SCHEDULE TO
          AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                           AIM COUNSELOR SERIES TRUST

                                     EFFECTIVE DATE
PORTFOLIOS                            OF AGREEMENT
----------                           --------------
AIM Advantage Health Sciences Fund     July 1, 2004
AIM Multi-Sector Fund                  July 1, 2004
AIM Floating Rate Fund               April 14, 2006
AIM Structured Core Fund             March 31, 2006
AIM Structured Growth Fund           March 31, 2006
AIM Structured Value Fund            March 31, 2006

     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

 Rate*       Net Assets
 -----       ----------
0.023%   First $1.5 billion
0.013%   Next $1.5 billion
0.003%   Over $3 billion

* Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: April 14, 2006

                                        A I M ADVISORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ Leslie A. Schmidt
        -----------------------------       ------------------------------------
        Assistant Secretary                 Leslie A. Schmidt
                                            Senior Vice President

(SEAL)

                                        AIM COUNSELOR SERIES TRUST


Attest: /s/ P. Michelle Grace           By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
        Assistant Secretary                 Robert H. Graham
                                            President

(SEAL)